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                                                               EXHIBIT 3.3



                                   BY-LAWS OF
                            TECHNOLOGY HORIZONS CORP.
                  --------------------------------------------
                   A DELAWARE CORPORATION (THE "CORPORATION")

                               ARTICLE I - OFFICES

                  SECTION 1.1. LOCATION. The address of the Corporation's registered office in the State of Delaware shall be c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware, New Castle County, or such other address as is designated by resolution of the Board of Directors. The Corporation may also have other offices at such places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.

                      ARTICLE II - MEETING OF STOCKHOLDERS

                  SECTION 2.1. ANNUAL MEETING. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of the Corporation in the State of Delaware, or at such other place within or without the State of Delaware as the Board of Directors may fix, at 10 o'clock a.m., local time, on the first Monday in May of each of the Board of Directors then in office directed to the President or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time and place of such special meeting, shall be given to each director.

                  SECTION 3.12. NOTICE OF MEETING; WAIVER OF NOTICE. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a director (i) if mailed to such


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director, addressed to him or her at his or her address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such director as the address to which such notices are to be sent, at least four (4) days before the day on which such meeting is to be held, or (ii) if sent to him or her at such address by telegraph, cable, radio or wireless not later than two (2) days before the day on which such meeting is to be held, or (iii) if delivered to him or her personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to held. Each such notice shall state the time and place of the meeting.

                  Notice of any meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice whether before or after the holding of such meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.
                  SECTION 3.13. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board of Directors, designate one (1) or more committees, each committee to consist of two (2) or more of the directors of the Corporation.

                  Vacancies in membership of any committee shall be filled by the vote of a majority of the entire Board of Directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the entire Board of Directors, subject, however, to removal at any time by the vote of the Board of Directors.


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                  SECTION 3.14. POWERS AND DUTIES OF COMMITTEES. Except as
otherwise provided by law, any committee, to the extent provided in the resolution or resolutions creating such committee, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters: (1) the submission to stockholders of any action that needs stockholders, approval; (2) the filling of vacancies in the Board of Directors or in any committee; (3) the fixing of compensation of the directors for serving on the Board of Directors or on any committee; (4) the amendment or repeal of the By-Laws, or the adoption of new By-Laws; and (5) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

                  Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may


                     [MISSING PAGE (13) OF BY-LAWS DOCUMENT]


Participation by such means shall constitute presence in person at a meeting.

                              ARTICLE IV - OFFICERS

                  SECTION 4.1. PRINCIPAL OFFICERS. The principal officers of the Corporation shall be elected by the Board of Directors and may include a Chairman of the Board, a President, a Secretary and a Treasurer and may, at the discretion of the Board of Directors, also include one or more Vice Presidents and a Controller. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the


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case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

                  SECTION 4.2. ELECTION OF PRINCIPAL OFFICERS: TERM OF OFFICE. The principal officers of the Corporation shall be elected annually by the Board of Directors at each annual meeting of the Board of Directors.

                  If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

                  Each principal officer shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

                  SECTION 4.3. SUBORDINATE OFFICERS, AGENTS AND EMPLOYEES. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the President or any officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer, the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

                  SECTION 4.4. DELEGATION OF DUTIES OF OFFICERS. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any


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director for a specified period of time for any reason that the Board of
Directors may deem sufficient.

                  SECTION 4.5. REMOVAL OF OFFICERS. Any officer of the Corporation may be removed with or without cause by resolution of the Board of Directors.

                  SECTION 4.6. RESIGNATION. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

                  SECTION 4.7. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, will preside at all meetings of the stockholders and of the Board of Directors at which he is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

                  SECTION 4.8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if one shall have been elected, shall except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign all contracts, Certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President the Chief Executive Officer, shall exercise all the powers and discharge all the duties of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.



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                  SECTION 4.9. PRESIDENT. The President shall be the chief
operating officer of the Corporation, who shall have general supervision over the business. The President also shall have all powers and duties usually incident to the office of the President, except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

                  SECTION 4.10. VICE PRESIDENT. In the absence or disability of the President or if the office of President be vacant, the Vice Presidents in the order determined by the Board of Directors, or if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in his or her title as the President or the Board of Directors may determine. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or by the President.

                  SECTION 4.11. SECRETARY. The Secretary shall act as Secretary of all meetings of stockholders and of the Board of Directors at which he or she is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the corporate records and the corporate seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on



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behalf of the Corporation under its seal, is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or by the President.

                  SECTION 4.12. TREASURER. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositories as the Board of Directors or the President may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, including the duties of Controller if none is elected, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors or by the President.

                  SECTION 4.13. ASSISTANT SECRETARIES. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there by any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there by one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.


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                  SECTION 4.14. ASSISTANT TREASURERS. Assistant Treasurers, it
there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in the sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation.

                  SECTION 4.15. OTHER OFFICERS. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                  SECTION 4.16. BOND. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his or her duties in such form and with such surety or securities as the Board of Directors may determine.

                            ARTICLE V - CAPITAL STOCK

                  SECTION 5.1. ISSUANCE OF CERTIFICATES FOR STOCK. Each stockholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such stockholder.


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                  SECTION 5.2. SIGNATURES ON STOCK CERTIFICATES. Certificates
for shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by the President or a Vice President and by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer and shall bear the corporate seal of the Corporation or a printed or engraved facsimile thereof.

                  If any such certificate is countersigned by a transfer agent or registered by a register, other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.

                  SECTION 5.3. STOCK LEDGER. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer, employee or agent designated by the Board of Directors. Such record shall show the name and address of such stockholder, the number and class of shares held by each and the date when each became the owner of record thereof, and, in the case of certificates which have been canceled, the dates of cancellation thereof.

                  The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares, to receive notice of meetings, and for all other purposes. Prior to due presentment for resignation or transfer of any certificate for shares of capital stock of the Corporation, the Corporation shall not be bound to recognize any equitable or other claim to



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or interest in any share of capital stock represented by such certificate on the part of any other person whether or not the Corporation shall have express or other notice thereof.

                  SECTION 5.4. REGULATIONS RELATING TO TRANSFER. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Certificate of Incorporation or these By-Laws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one (1) or more transfer clerks or one (1) or more transfer agents and one (1) or more registers and may require all certificates for capital stock to bear the signature or signatures of any of them.

                  SECTION 5.5. TRANSFERS. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder's attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby.

                  SECTION 5.6. CANCELLATION. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been canceled.

                  SECTION 5.7. LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES. I In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate in place of such mutilated certificate. In -case any such certificate shall be lost, stolen or destroyed, the Corporation may, in the discretion of the Board


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of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost, stolen or destroyed certificate, or his or her representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

         SECTION 5.8. FIXING OF RECORD DATE. (a) The Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50), nor less than ten (10), days before the date of any meeting of stockholders, nor more than fifty (50) days prior to any other action, for the purpose of determining stockholders entitled to notice of or to vote at such meeting of stockholders or, any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of any dividend or allotment of any rights, or for the purpose of any other action.

         (b)    If no record date is fixed by the Board of Directors:

                (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or if no notice is given, the day on which the meeting is held;



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                  (ii) The record date for determining stockholders for any
purpose other than that specified in subparagraph (i) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5.9. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments to a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except at otherwise provided by law.

                          ARTICLE VI - INDEMNIFICATION

         Section 6.1. POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS
OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 6.3 below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and



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reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDRE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 6.2. POWER TO INDEMNIFY IN ACTIONS. SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 6.3 below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a Judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys, fees), actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made with respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such


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action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         SECTION 6.3. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 6.1 or Section 6.2 of this Article VI, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

         SECTION 6.4. GOOD FAITH DEFINE. For purposes of any determination under Section 6.3 above, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the


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Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 6.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 6.1 or 6.2 of this Article VI, as the case may be.

         SECTION 6.5. INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 6.3 above, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 6.1 or 6.2 of this Article VI, as the case may be. Neither a contrary determination in the specific case under Section 6.3 above, nor the absence of any determination thereunder, shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification



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pursuant to this Section 6.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         SECTION 6.6. EXPENSES PAYABLE IN ADVANCE. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI.

     SECTION 6.7. NONEXLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF
EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 6.1 and 6.2 of this Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 6.1 or 6.2 of this Article VI, but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

         SECTION 6.8. INSURANCE. The Corporation may purchase and maintain insurance on


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behalf of any person who is or was a director or officer of the
Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VI.

         SECTION 6.9. CERTAIN DEFINITIONS. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VI, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in



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good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

         SECTION 6.10. SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 6.11. LIMITATION ON INDEMNIFICATION. Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         SECTION 6.12. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VI to directors and officers of the Corporation.

                     ARTICLE VII - MISCELLANEOUS PROVISIONS

         SECTION 7.1. CORPORATE SEAL. The seal of the Corporation shall be circular in form with the name of the Corporation in the circumference and the words and figures "Technology Horizons Corp. - Corporate Seal - 1998, Delaware" in the center. The seal may be used by


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causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

         SECTION 7.2. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year, or such other twelve (12) consecutive months as the Board of Directors may designate.

         SECTION 7.3. EXECUTION OF INSTRUMENTS, CONTRACTS, ETC. All checks, drafts, bill so exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by such officer or officers or person or persons, as the Board of Directors may from time to time designate.

         Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors, during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

         All applications, written instruments and papers required by any department of the United States Government or by any state, county, municipal or other governmental authority, may be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the powers to substitute, in the discretion of the person named, one (1) or more other persons.

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                            ARTICLE VIII - AMENDMENTS

         SECTION 8. 1.     BY STOCKHOLDERS  These By-Laws may be amended or
repealed, or new By-Laws may be adopted, at any meeting of stockholders.

         SECTION 8.2.      BY DIRECTORS.    These By-Laws may be amended or
repealed, or new By-Laws may be adopted, by the Board of Directors.



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